CERTIFICATE OF INCORPORATION

                                       OF

                        NOVEX SYSTEMS INTERNATIONAL INC.


                       -----------------------------------

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

                       -----------------------------------

     The undersigned, being a natural person over the age of eighteen, in order to form a corporation under and pursuant to the Business Corporation Law of the State of New York, hereby certifies:

     First: The name of the corporation is Novex Systems International Inc. (the "Company").

     Second: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized pursuant to the Business Corporation Law of the State of New York.

     Third: The office of the Company shall be in the County of New York, State of New York.

     Fourth: The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom process against the corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                      c/o Novex Systems International Inc.
                           67 Wall Street, Suite 2001
                               New York, NY 10005

     Fifth: The duration of the Company is to be perpetual.


     Sixth: Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share.

     Section 2. Preferred Stock. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock, without additional stockholder approval, in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

     (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

     (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

     (c) the redemption provisions, if any, applicable to such series, including the redemption price or prices to be paid;

     (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

     (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

     (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

     (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

     (h) the  provisions,  if any, of a sinking fund  applicable to such series;
and

     (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

     Section 3. Common Stock. The holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.

     Seventh: The Board may make, amend, and repeal the Bylaws of the Company. Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board or by the stockholders in the manner provided in the Bylaws of the Company. The Bylaws may only be adopted, amended or repealed by the stockholders by the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law.

     Eighth:  Subject  to the rights of the  holders of any series of  Preferred
Stock:

     (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company or by unanimous consent in writing, as provided by the New York Business Corporation Law; and

     (b) special  meetings of  stockholders of the Company may be called only by
(i) the Chairman of the Board (the "Chairman") or (ii) the Secretary of the company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of Directors which the Company would have if there were no vacancies (the "Whole Board"), or as required pursuant to relevant provisions of the New York Business Corporation Law.

     At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws of the Company. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in order to repeal, adopt, or amend any provision of this Article Eighth requires the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class.

     Ninth: Section 1. Number, Election, and Terms of Directors. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, the number of the Directors of the Company may be increased or decreased from time to time in the manner described in the Bylaws of the Company, but shall never be less than three nor more than twelve. The Directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class 1, Class 2, and Class 3. The Directors first appointed to Class 1 will hold office for a term expiring at the annual meeting of stockholders to be held in 1999; the Directors first appointed to Class 2 will hold office for a term expiring at the annual meeting of stockholders to be held in 2000; and the Directors first appointed to Class 3 will hold office for a term expiring at the annual meeting of stockholders to be held in 2001, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of Directors whose terms expire at that meeting will be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the end of the period designated for that class in which the director shall be elected. Election of Directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

     Section 2. Nomination of Director Advance notice of stockholder nominations for the election of Directors must be nominated in the manner provided in the Bylaws of the Company.

     Section 3. Creation of New Directors. The Board of Directors may create new Directorships from time to time at their discretion, without additional stockholder approval.

     Section  4.  Newly  Created  Directorships  and  Vacancies.  Subject to the
rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor has been duly elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

     Section 5. Removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 5. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class, may remove such Director or Directors for cause. Except as may be provided by applicable law, cause for removal will be deemed to exist only if the Director whose removal is proposed has been adjudged by a court of competent jurisdiction to be liable to the Company or its stockholders for misconduct as a result of (a) a breach of such Director's duty of loyalty to the Company, (b) any act or omission by such Director not in good faith or which involves a knowing violation of law, or (c) any transaction from which such Director derived an improper personal benefit, and such adjudication is no longer subject to direct appeal.

     Section 6. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class, is required to amend, adopt, or repeal any provision inconsistent with, this Article Ninth.

     Tenth: Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws of the Company to the contrary, the Company shall engage in any business combinations with interested stockholders only in accordance with the relevant provisions of the New York Business Corporation Law.

     Eleventh: To the fullest extent permitted by the New York Business Corporation Law or any other applicable law currently or hereafter in effect, no Director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Company. Any repeal or modification of this Article will not adversely affect any right or protection of a Director of the Company existing prior to such repeal or modification.


     Section 1. Amendment, Repeal, Etc. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class, is required to amend, adopt, or repeal any provision inconsistent with, this Article Eleventh.

     Twelfth: Each person who is or was or had agreed to become a Director or officer of the Company, and each such person who is or was serving or who had agreed to serve at the request of the Board or an officer of the Company as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, whether for profit or not for profit (including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the full extent permitted by the New York Business Corporation Law or any other applicable law as currently or hereafter in effect. The right of indemnification provided in this Article Twelfth will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation pursuant to any contract approved a majority of the whole Board (whether or not the Directors approving such contract are or are to be parties to such contract or similar contracts), and (b) will be applicable to matters otherwise was its scope whether or not such matters arose or arise before or after the adoption of this Article Twelfth. Without limiting the generality or the effect of the foregoing, the company may adopt Bylaws, or enter into one or more agreements with any person, which provide for indemnification greater or different than that provided in this Article Twelfth or the New York Business Corporation Law in effect from time to time. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the amendment or repeal of, or adoption of any provisions inconsistent with, this Article Twelfth requires the affirmative vote of at least 75% of the votes of the shares at the time entitled to vote in the election of any Directors, voting together as a single class. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Twelfth will not adversely affect any right or protection existing hereunder prior to such amendment, repeal, or adoption.


     IN  WITNESS   WHEREOF,   the  undersigned  has  executed  and  signed  this
Certificate of Incorporation this third day of February, 1999.




                                                     ------------------------
                                                     Scott M. Dubowsky, Esq.
                                                     Incorporator

                                PLAN OF MERGER OF

        STRATFORD ACQUISITION CORP. AND NOVEX SYSTEMS INTERNATIONAL, INC.

                                      INTO

                        NOVEX SYSTEMS INTERNATIONAL, INC.


                                    ARTICLE I

                        Names of Constituent Corporations

1. The names of the corporation to be merged are Stratford Acquisition Corp., a Minnesota corporation. The name under which Stratford Acquisition Corporation was formed is Twin City Hair Goods, Inc.

2. The name of the surviving corporation is Novex Systems International, Inc., a New York corporation.

                                   ARTICLE II

1. Stratford Acquisition Corporation has outstanding 15,081,607 shares of $.001 par value common stock all of which are entitled to vote.

2. Novex Systems International, Inc. has outstanding one share of $.001 par value common stock which is entitled to vote.

3. The number of the shares aforementioned is not subject to change prior to the effective date of the merger.

                                   ARTICLE III

                         Terms and Conditions of Merger

1. The By-Laws of Surviving Corporation. The By-Laws of the Surviving Corporation, as they exist on the effective date of the merger, shall be and remain the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed as provided therein.

2. First Annual Meeting of Surviving Corporation. The first annual meeting of the shareholders of the Surviving Corporation held after the date when the Merger becomes effective, shall be the annual meeting provided or to be provided by the By-Laws thereof for the year 2000.

3. Meeting of the Board of Directors of the Surviving Corporation. The first meeting of the board of directors of the Surviving Corporation to be held after the date when the Merger becomes effective may be called or may convene in the manner provided in the By-Laws of the Surviving Corporation and may be held at the time and place specified in the notice of the meeting.

4. Officers and Directors of the Surviving Corporation. All persons who shall be directors and officers of the Non-Surviving Corporation on the effective date of the Merger shall serve in the same respective offices and directorships of the Surviving Corporation until the shareholders and board of directors of the Surviving Corporation shall elect or appoint their respective successors. If on or after the effective date of the Merger a vacancy shall, for any reason, exist in the board of directors or in any of the offices of the Surviving Corporation, the vacancy shall be filled in the manner provided in the Certificate of Incorporation of the Surviving Corporation or in its ByLaws.

5. In addition to the approval of shareholders of the constituent corporations, the obligations of the constituent corporations to effect the Merger are subject to the satisfaction or, where permitted, waiver of certain other conditions, including (I) consents, approvals and waivers from third parties required to consummate the merger and (ii) the approval for listing on the NASD bulletin board, subject to the official notice of issuance, of the shares of the Surviving Corporation to be issued in the merger.

                                   ARTICLE IV

                              Conversion of Shares

1. Conversion of Shares of Stratford Acquisition Corporation. The manner and basis of converting the shares of Stratford Acquisition Corporation into shares of Novex Systems International, Inc. shall be as follows: Each publicly held share of common stock of Stratford Acquisition Corp. outstanding on the effective date of the Merger and all rights in respect thereof shall, forthwith upon such effective date, be converted into, and become exchanged for an equal number of shares of common stock of Novex Systems International, Inc., and each holder of such shares of Stratford Acquisition Corp. shall be entitled, upon presentation for surrender to Novex Systems International, Inc. or its agent, of the certificate or certificates representing such shares, to receive in exchange therefor a certificate or certificates representing the number of fully paid and non-assessable shares of Novex Systems International, Inc. to which such holder shall be entitled upon the aforesaid basis of conversion and exchange.

     In order to receive the shares of Common Stock of the Surviving Corporation to which they will be entitled as a result of the Merger, holders of publicly held shares of Stratford Acquisition Corp. ("Publicly Held Shares") will be required to surrender their stock certificates after the effective date of the Merger, together with a duly completed and executed letter of transmittal to the Surviving Corporation or its designated agent (the "Exchange Agent"). Upon receipt of such stock certificate and letter of transmittal from the shareholders of such Publicly Held Shares, the Surviving Corporation or the Exchange Agent will arrange for the issuance and delivery of a Common Stock certificate of the Surviving Corporation to the registered holder or his transferee for the number of shares of common stock of the Surviving Corporation that such person is entitled to receive as a result of the Merger. Instructions with regard to the surrender of certificates together with a letter of transmittal to be used for such purpose, will be mailed as promptly as practicable after the effective date of the Merger to holders of Publicly Held Shares. Holders of Publicly Held Shares who wish to exercise their dissenters' rights must submit their stock certificates in accordance with the instructions to be set forth in the proxy materials of the Non-Surviving Corporation. Holders of Publicly Held Shares who are not electing to dissent should not submit their stock certificates for exchange until such letter of transmittal and instructions are received.

     If any certificate for shares of Common Stock of the Surviving Corporation is to be issued to a person other than the person in whose name the certificate for shares of the Publicly Held Shares surrendered in exchange therefor is registered, it shall be a condition of such issuance that the stock certificate so surrendered shall be properly endorsed (with such signature guarantees as may be required by the letter of transmittal) and otherwise in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Common Stock of the Surviving Corporation to a person other than the registered holder of the Publicly Held Shares surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     Until a certificate that previously represented Publicly Held Shares held by a shareholder of the Non-Surviving Corporation is actually surrendered for exchange and received by the Exchange Agent, the holder thereof will not be entitled to vote or receive any dividends or other distributions with respect to Common Stock of the Surviving Corporation payable to holders of record after the effective date of the Merger. Subject to applicable law, upon such surrender of stock certificates the previously represented Publicly Held Shares held by shareholders of the Non-Surviving Corporation, such dividends or other distributions will be remitted (without interest) to the record holder of certificates for shares of Common Stock of the Surviving Corporation issued in exchange therefor. Any certificates for shares of Common Stock of the Surviving Corporation delivered or made available to the Exchange Agent and not exchanged for Publicly Held Share certificates within six months after the effective date of the Merger will be returned by the Exchange Agent to the Surviving Corporation, which will thereafter act as Exchange Agent subject to the rights of holders of certificates for unsurrendered Publicly Held Shares. However, none of the Surviving Corporation, the Non-Surviving Corporation or the Exchange Agent will be liable to any holder of Publicly Held Shares for any Common Stock of the Surviving Corporation or dividends or distributions thereon or cash delivered to a public official pursuant to applicable escheat, unclaimed property or similar laws.

2. Treatment of Stock Options and Warrants. Each option and warrant of the Non-Surviving Corporation outstanding at the effective date of the Merger shall be converted into an equal number of options or warrants of the Surviving Corporation in a similar fashion as that set forth above with respect to the common stock of the Non-Surviving Corporation.

                                    ARTICLE V

                   Amendments to Certificate of Incorporation
                            Of Surviving Corporation

     There shall be no amendments or changes to the certificate of incorporation of the Surviving Corporation to be effected by the merger.

                                   ARTICLE VI

                              Abandonment of Merger

     Notwithstanding shareholder authorization of this plan of merger, this plan may be abandoned by at any time prior to the filing of the certificate of merger with the Department of State (I) by mutual consent of the Board of Directors of the constituent corporations or (ii) subject to certain conditions if the Merger has not been consummated on or before December 31, 1999. The filing of the certificate of merger by the Department of State shall establish conclusively that this plan has not been abandoned.


                                   ARTICLE VII

                            Miscellaneous Provisions

1. Authorization by Shareholders. This plan shall be submitted to the respective shareholders of the Constituent Corporations for their authorization thereof pursuant to law.

2. Certain Regulatory Matters. The Company is subject to regulation under state and federal laws that govern the sale of securities and the rules of certain self-regulatory organizations. Certain notices are required pursuant to such regulation in connection with the Merger. Appropriate filings are being submitted and it is anticipated, although there can be no assurance, that all such notices will be effected prior to, or promptly following, the Effective date of the Merger. The Surviving Corporation will file an application for listing of its shares with the NASDAQ OTC Bulletin Board and it is anticipated that such approval will be obtained; however, there can be no assurance that it will be obtained.

3. Effective Date of Merger; Effect of Merger.

     (a) The merger shall be effected upon the filing of the certificate of merger by the Department of State, and the certificate of merger shall contain no provision to the contrary.

     (b) The merger shall have the effect specified in paragraph (f) of Section 907 of the New York Business Corporations Law.

4. Expenses of Merger. The Surviving Corporation shall pay all the expenses of carrying this plan into effect and of accomplishing the merger.

5. Counterparts. For the convenience of the parties and to facilitate approval of this plan, any number of counterparts thereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.

     IN WITNESS WHEREOF, this plan of merger has been subscribed on behalf of Stratford Acquisition Corp. and on behalf of Novex Systems International, Inc. on February 25, 1999, the plan having been duly adopted by the board of directors each corporation on February 25, 1999.

                                           STRATFORD ACQUISITION CORP.


ATTEST:                                    By:   /s/Daniel W. Dowe
                                                 ---------------------------
-----------                                      Daniel W. Dowe, President

-----------                                By:   /s/William K. Lavin
                                                 ---------------------------
                                                 William K. Lavin, Secretary


                                           NOVEX SYSTEMS INTERNATIONAL, INC.


ATTEST:                                    By:   /s/Daniel W. Dowe
                                                 ---------------------------
                                                 Daniel W. Dowe, President
---------
                                           By:   /s/William K. Lavin
---------                                        ---------------------------
                                                 William K. Lavin, Secretary

                              CERTIFICATE OF MERGER
                                       OF
                           STRATFORD ACQUISITION CORP.
                                      INTO
                        NOVEX SYSTEMS INTERNATIONAL, INC.


                UNDER SECTION 905 OF THE BUSINESS CORPORATION LAW


     The undersigned, Daniel W. Dowe and William K. Lavin, being the president and secretary, respectively, of each of Stratford Acquisition Corp. and Novex Systems International, Inc. hereby certify:

     (1) The name of the corporation to be merged is Stratford Acquisition Corp., a Minnesota corporation. The name under which the corporation was formed is Twin City Hair Goods Inc. Stratford Acquisition Corp. filed with the New York Department of State an Application for Authority To Do Business and a Certificate of Assumed Name on February 24, 1997, and February 25, 1997, respectively.

     (2) Stratford Acquisition Corporation has outstanding 15,081,607 shares of $.001 par value common stock all of which are entitled to vote. Of these shares, none of the shares are owned by Novex Systems International, Inc. The number of outstanding shares of Stratford Acquisition Corp. is not subject to change prior to the effective date of the merger.

     (3) Shares of Novex Systems International, Inc. shall be issued pro rata to shareholders of Stratford Acquisition Corp., the parent corporation, on the surrender of certificates for their shares in Stratford Acquisition Corp.

     (4) There shall be no amendments or changes to the certificate of incorporation of Novex Systems International, Inc. to be effected by the merger.

     (5) The date when the Articles of Incorporation of Stratford Acquisition Corp. was filed by the Department of State of the State of Minnesota is February 14, 1966.

     The  date  when  the   Certificate  of   Incorporation   of  Novex  Systems
International, Inc. was filed by the Department of State of the State of New York is February 5, 1999.

     (6) The Plan of Merger of Stratford Acquisition Corp. into Novex Systems International, Inc. was adopted by the board of directors of Stratford Acquisition Corp., the parent corporation.

     (7) The proposed merger has been approved by the shareholders of Stratford Acquisition Corporation, the parent corporation, in accordance with paragraph
(a) of Section 903 (Authorization by Shareholders) of the Business Corporation Law.

     IN WITNESS WHEREOF, the undersigned have subscribed this certificate and hereby affirm it as true under the penalties of perjury this 29th day of April, 1999.


                                      STRATFORD ACQUISITION CORP.


                                      By:   /s/Daniel W. Dowe
                                            -------------------------------
                                            Daniel W. Dowe, President


                                      By:   /s/William K. Lavin
                                            -------------------------------
                                            William K. Lavin, Secretary

                               ARTICLES OF MERGER
                                       OF
                           STRATFORD ACQUISITION CORP.
                                      INTO
                        NOVEX SYSTEMS INTERNATIONAL, INC.


             UNDER SECTION 302A.651 OF THE BUSINESS CORPORATIONS LAW


     The undersigned, Daniel W. Dowe and William K. Lavin, being the president and secretary, respectively, of each of Stratford Acquisition Corp. and Novex Systems International, Inc. hereby certify:

     (1)  Annexed  hereto  is a true and  correct  copy of the Plan of Merger of
Stratford  Acquisition  Corp.,  a  domestic  corporation,   into  Novex  Systems
International, Inc., a New York corporation.

     (2) The annexed Plan of Merger has been approved by the shareholders of each of the constituent corporations pursuant to Chapter 302A of the Business Corporations Law of the State of Minnesota.

     (3) The foreign corporation, Novex Systems International, Inc., shall be the surviving corporation.

     (4) Novex Systems International, Inc. hereby agrees that

     (A) it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of Stratford Acquisition Corp. and in a proceeding for the enforcement of the rights of a dissenting shareholder of Stratford Acquisition Corp. against Novex Systems International, Inc.;

     (B) it irrevocably appoints the Secretary of State of the State of Minnesota as its agent to accept service of process in any proceeding. Process may be forwarded to Novex Systems International, Inc. at 67 Wall Street, Suite 2001, New York, New York 10005; and

     (C) it will promptly pay to the dissenting shareholders of Stratford Acquisition Corp. the amount, if any, to which they are entitled under section 302A.473.

     IN WITNESS WHEREOF, the undersigned have subscribed this certificate and hereby affirm it as true under the penalties of perjury this 29th day of April, 1999.


                                      STRATFORD ACQUISITION CORP.


                                      By:   /s/Daniel W. Dowe
                                            -------------------------------
                                            Daniel W. Dowe, President


                                      By:   /s/William K. Lavin
                                            -------------------------------
                                            William K. Lavin, Secretary